Schedule A

to

Management Agreement

for

J.P. Morgan Exchange-Traded Fund Trust

Fee Rates

(Amended as of [ ], 2022)

Name	Fee Rate
JPMorgan Active Growth ETF**	0.44%

JPMorgan Active Value ETF*	0.44%

JPMorgan ActiveBuilders Emerging Markets Equity ETF*	0.33%

JPMorgan ActiveBuilders International Equity ETF*	0.25%

JPMorgan ActiveBuilders U.S. Large Cap Equity ETF*	0.17%

JPMorgan BetaBuilders Canada ETF	0.19%

JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF	0.19%

JPMorgan BetaBuilders Europe ETF	0.09%

JPMorgan BetaBuilders International Equity ETF	0.07%

JPMorgan BetaBuilders Japan ETF	0.19%

JPMorgan BetaBuilders MSCI US REIT ETF	0.11%

JPMorgan BetaBuilders U.S. Mid Cap Equity ETF	0.07%

JPMorgan BetaBuilders U.S. Small Cap Equity ETF	0.09%

JPMorgan Carbon Transition U.S. Equity ETF	0.15%

JPMorgan Climate Change Solutions ETF*	0.49%

JPMorgan Core Plus Bond ETF	0.40%

JPMorgan Corporate Bond Research Enhanced ETF	0.14%

JPMorgan Diversified Return Emerging Markets Equity ETF	0.44%

JPMorgan Diversified Return International Equity ETF	0.37%

JPMorgan Diversified Return U.S. Equity ETF	0.18%

JPMorgan Diversified Return U.S. Mid Cap Equity ETF	0.24%

JPMorgan Diversified Return U.S. Small Cap Equity ETF	0.29%

JPMorgan Equity Premium Income ETF	0.35%

JPMorgan High Yield Research Enhanced ETF	0.24%

JPMorgan Income ETF*	0.40%

JPMorgan International Bond Opportunities ETF	0.50%

JPMorgan International Growth ETF*	0.55%

JPMorgan Municipal ETF	0.18%

A-1

JPMorgan Nasdaq Equity Premium Income ETF**	0.35%

JPMorgan Short Duration Core Plus ETF	0.33%

JPMorgan Social Advancement ETF**	0.49%

JPMorgan Sustainable Consumption ETF**	0.49%

JPMorgan Sustainable Infrastructure ETF**	0.49%

JPMorgan U.S. Aggregate Bond ETF	0.07%

JPMorgan U.S. Dividend ETF	0.12%

JPMorgan U.S. Minimum Volatility ETF	0.12%

JPMorgan U.S. Momentum Factor ETF	0.12%

JPMorgan U.S. Quality Factor ETF	0.12%

JPMorgan U.S. Value Factor ETF	0.12%

JPMorgan Ultra-Short Income ETF	0.18%

JPMorgan Ultra-Short Municipal Income ETF	0.18%

JPMorgan USD Emerging Markets Sovereign Bond ETF	0.39%

*	Initial term continues until February 28, 2023
**	Initial term continues until October 31, 2023

(signatures on following page)

A-2

J.P. MORGAN EXCHANGE-TRADED FUND TRUST

By:
Name:
Title:

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:
Name:
Title:

A-3